EXHIBIT 99.3

Item 1:	Business

Executive Summary and Analysis of Business

Syzygy Entertainment Ltd, a Nevada corporation, formerly known as Triple Bay Industries, Inc., (“Syzygy” or “SYZG” or the “Company”), is publicly traded on the Over-The-Counter Bulletin Board market under the ticker symbol SYZG. Syzygy, through its recent acquisition of Rounders Ltd., a Turks and Caicos company and The Game International TCI, Ltd., a Turks and Caicos company (hereinafter collectively referred to as “Rounders”) is focused on the development and operation of destination hotel and gaming resort facilities in the Turks and Caicos Islands. To date, Syzygy has opened “The Players’ Club”, an up-market licensed gaming bar and slot parlor business on the growing tourist based island of Providenciales (known as “Provo”). SYGZ is also evaluating potential future opportunities in the Caribbean, Bermuda and Central America. The Company continues to operate the business of manufacturing and selling disposable decontamination systems, which forms the basis of its operations.

Rounders, Ltd., a Turks and Caicos corporation and its affiliated company The Game International TCI, Ltd. (the “Company” or “Rounders”), was originally incorporated in 2006. Rounders has been placed in a position to work with a “belonger” (a native islander) associate with the goal of attracting a hotel/gaming and poker room development to the islands. Rounders together with its partners and affiliated companies, has identified an appropriately sized site located in the Grace Bay resort district that would be suitable for a gaming operation. Discussions are also underway in regards to the planning, financing, and construction of a destination hotel/gaming resort. To date, Rounders has opened “The Players’ Club”, an upmarket licensed gaming bar and slot parlor business on the growing tourist based island of Providenciales (known as “Provo”). The Players Club had its grand opening on December 9, 2006 by hosting a black tie affair with an exclusive invitation list and had nearly 500 people in attendance. The Players Club is fully outfitted and operational with attainable expectations based on the first few weeks of gaming. Rounders is exploring and evaluating other potential opportunities, both in the United States, Caribbean, Bermuda and Central America in order to fully leverage the potential of the recently entered joint venture with partners Carib Gaming.

The Island Opportunity

The Turks & Caicos Islands (TCI) lies at the southern tip of the Bahamas, just 75 minutes by air or 575 miles Southeast of Miami, and covers 193 square miles of the Atlantic Ocean. The Turks and Caicos Islands enjoy excellent air services from the US, Canada, Europe and the Caribbean, as well as reliable domestic services throughout the island chain. This accessibility combined with its close location to the US along with the fact that the Turks and Caicos Islands has the third largest coral reef system in the world, has led to the development of a very stable, growing, and profitable tourism industry over the last two decades.

Initially focusing on the diving industry, the island now encompasses both family beach vacations and increasing supplies a higher end product that caters to the discerning traveler seeking luxury accommodations. With a proliferation of upscale boutique resorts along with some of the best tropical beaches in the world, this steady incline in tourism and increasing accessibility has boosted property development in Turks & Caicos to an unprecedented scale.

The island currently does not have an operating casino, and there is a recognition within the Government of a need to broaden the leisure and entertainment options for the visitor to the island. Casino-style activities represent an important amenity necessary to enhance Turks & Caicos Islands reputation as a premium “must visit” destination. To this extent, Rounders Ltd has been placed in a position to work with a “belonger” (a native islander) with the goal of attracting a hotel/gaming resort development to the islands. Rounders Ltd., together with its partners and affiliated companies, has identified an appropriately sized site located in the Grace Bay resort district that would be suitable for the initial Gaming operation.

The Johnny Chan TCI Invitational Poker Event

In advance of this proposed hotel/gaming resort development that would carry a branded poker room and as an introduction to poker tournaments on the island, an affiliated event promoter, The Game International Ltd, created and hosted the Johnny Chan TCI Invitational Poker Tournament, which was held in the Turks & Caicos Islands on September 9-16, 2006. The field included three World Series of Poker (“WSOP”) champions, as seen on ESPN, Carlos “The Matador” Mortenson, Johnny Chan, and the most recent champion, crowned on August 11, 2006, Jamie Gold. Mr. Gold won a record 12 Million dollars in this years WSOP event. Other pro players included international names such as David “Devil Fish” Ulliot, Bob “The Butcher” Clark, Jeff Madsen, Bodog player David Williams, Amir Vahedi, Ian Frazer and a host of local players, with Jac Arama, Ashley Hayes and Michael Greco flying in from the UK for the Tournament. The eventual winner was the 2001 World Series of Poker champion, Carlos “The Matador” Mortenson.

The Players Club

Rounders Ltd opened “The Players’ Club”, an upmarket, licensed, gaming bar and slot parlor business on the growing tourist based island of Providenciales (known as “Provo”) in December of 2006. Provo, while having visitor numbers in the region of 160,000 tourists a year, does not have a licensed casino operating at this time, and adult recreational nightlife on island for tourists is limited to bars and restaurants.

Located in the newly opened Queen Angel Resort, a top of the line gaming and poker facility has been completed and acted as the host site of the 2006 Johnny Chan TCI Invitational Poker Tournament. This facility has been outfitted with approximately 80 gaming machines providing 150 player seats, and the experience of playing games of chance as Texas Hold Em, Black Jack, Roulette, slots and a variety of other card and dice games. The Players Club provides a gaming experience in the environment of a fully staffed and operational bar.

Rounders has entered into a joint venture with Jack Tatum and Rick Olsen, principals of the on-island gaming business Carib Gaming, with the agreement that Carib Gaming will provide their expertise in purchasing and leasing the machines, operational management of the facility, and financial accountability for the gaming facility, and in return will take an interest in the revenue generated by the machines at The Players Club. Carib Gaming and its management have over 20 years of experience in gaming acquisition, setup, administration, payout, and security. Rcently, Carib Gaming has accepted an equity stake in the Company in exchange for their profit participation agreement in the project allowing all the revenue to be retained by the Company..

The Players Club held its grand opening on December 9, 2006 hosting a black tie reception with an exclusive invitation list and had nearly 500 guests in attendance. The Players Club continues to show growth at exceedingly increasing rates. In the first full month of operation, TPC generated approximately $182,000 in gross win and in just its third month TPC is approaching a gross win of nearly $300,000. As an interim project towards the master planned hotel/gaming resort development, The Players Club could show continued growth to upwards of One Million dollars of gross win per month as it becomes more known to the Islands and further marketing efforts are launched.

Licensing for Slot Parlor, 100 Machines for 5 Islands

Rounders has petitioned, and the government has accepted, an application for Rounders to possess a license that would entitle the Company to have 100 gaming machines on Provo, Grand Turk, North, West, and Middle Caicos. In just the first few months of operation of The Players Club, the Government has recognized the distinct advantages to facilities like The Players Club, versus games, 4 at a time, located in the bars and restaurants.

Rounders plans are to seek out other facilities on other islands in the Turks and Caicos and launch similar operations as in The Players Club on Provo.

Grand Turk, a New Facility

Recently, Rounders has initiated a letter of intent that would allow for the development, build out, and operation of a facility, similar to The Players Club, on the fast growing island, and capital, Grand Turk. By partnering with the owners and developers of a newly opened, first class, Caribbean restaurant, located literally where the Carnival Cruise Ships signature blue beach chairs conclude, this restaurant property begins. Initially, the facility would hold up to 25 machines and a new building would be constructed to host the remaining machines. Grand Turk is the capital of the island and hosts most of the government operations and facilities. A mere 3,800 residents call Grand Turk home, and for the most part, it has been a “sleepy” little island stretching just 14 miles from north to south. Government officials expect the cruise ship dock to bring an additional 400,000 tourists to the island each year.

Carnival Corp, the parent company of 12 cruise lines, invested $50 Million dollars into a cruise ship boat dock, a 13 acre day use resort, featuring the largest Jimmy Buffet Margaritaville themed restaurant in the caribbean. The newly opened dock can hold two cruise ships at one time. In addition, Carnival provided start up money to local shore excursion companies to help support tourist related activities including tour vehicles, horse back rides, snorkeling, diving, sightseeing, and many other events. Currently, there are approximately 2 cruise ships per week coming into port, carrying up to 3,400 passengers and 1,800 crew members for the larger ships. At the height of the coming tourist and cruise season, the Grand Turk port is expected to have one cruise ship per day coming into port.

75 Slot License

Rounders has recently purchased an additional slot route gaming license in the Turks and Caicos that allows for the deployment of up to 25 gaming machines in a single location. Although the license does not specify which island it is specifically designated for, management believes it can be used on Provo, Grand Turk, or any other island in the Turks and Caicos. Rounders intends to develop a lower scale, “locals” facility to utilize this license. By partnering with an existing building owner, Rounders believes The Players Club, designed more like a traditional gaming facility, may be too formal for a lot of the local players, of which have a more “laid back” Caribbean lifestyle. Local play on Provo alone is more than Six Million dollars in 2006 and is growing each year with the growth in tourism and employment.

Grant of Poker License

Recently, Rounders has been granted a one of a kind poker license for the Turks and Caicos. The Government recognized from the public relations success of the Johnny Chan Invitational, poker can be marketed as an internationally branded tourist destination event. With this recent license, Rounders plans to host up to four internationally developed poker tournaments per year.

Go Big or Go Home International Poker Tournament

In October 2006, Rounders signed a contract to host the 2007 Go Big or Go Home International Poker Party. The scheduled dates are October 15 - 20, 2007. Go Big or Go Home features top branded international poker stars and some celebrities, who will all be diverging onto Provo and into the Players Club.

The sponsorship agreement includes an upfront fee of $100,000 and 30% of the net earnings from the event. A similar event to this one in the past has derived advertiser or title sponsor fees as high as $3,000,000. As of the date of publication, Go Big or Go Home management believes they will finalize a title sponsorship agreement with Heineken. The terms of the sponsorship are still yet to be finalized.

On top of the sponsorship and profit share, this event will attract additional traffic to the island, and most importantly, traffic and recognition to The Players Club. The Players Club will also be able to reap the benefits of the “cash games” that pop up during and after the tournament, as well as, attract players to the other games located in the building..

World Poker Tour

In addition to Go Big or Go Home, management is working with officials from the World Poker Tour to host a fall event on the island. In September, Rounders expects to host a similar event to the Johnny Chan, except branded more towards The Players Club and the World Poker Tour.

Jack McClelland Poker Management Agreement

Rounders has entered into an agreement with world renowned poker expert, Jack McClelland. Jack has over twenty five years experience in poker and is currently the tournament director and poker room host at the Bellagio Las Vegas. Prior to this, he was at The World Series of Poker with Jack Binion for fifteen years and the Director for the Commerce Casino in Los Angeles for nine years. Other Las Vegas tournaments include The Grand Prix of Poker (Golden Nugget), Super Bowl of Poker (Caesars Palace), Queens Poker Classic (Four Queens) and Knights of the Round Table (Tropicana). Jack is also in the Poker Dealer Hall of Fame.

Jack will oversee all aspects of the set up, operation, and management of the events on island. Jack will also retain, for the benefit of the company, the required and trained dealers, poker room managers, and appropriate staff to host a seamlessly smooth tournament.

The Players Club TCI Poker Classic

In late July or early August 2007, Rounders will host he first annual Players Club TCI Poker Classic. Featuring the best poker players from the Turks, the Carribbean, and a limited international field, the first tournament will kick off the 2007 poker schedule at The Players Club.

Hotel/Casino, Land and Development

Rounders expects to purchase land or an existing facility, that someday will host what would be considered a more traditional, Class 3, gaming facility. The Class 3 application would be sent to Great Britain after approval from the Turks and Caicos. Management would either seek to purchase an exisiting facility, or purchase raw land to develop a new hotel/casino operation.

Other Slot Route Opportunities

Rounders is exploring and evaluating other potential opportunities, both in the United States, Caribbean, Bermuda and Central America. What has made Rounder’s partners, Carib Gaming, so successful in the past is an uncanny ability to take an underperforming slot route, invest in the upgrade and replacement of existing machines, work closely with government to structure the development and expansion of the gaming industry, and provide up to date technology for tracking and paying out winnings.

Item 1A:	Risk factors

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, including statements concerning possible or assumed future results of operations of Syzygy Entertainment Ltd., and those preceded by, followed by or that include the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect the Company’s future results and could cause those results to differ materially from those expressed in such forward-looking statements. These factors include:

•	material adverse changes in economic conditions in the markets the Company serves;

•	future regulatory actions and conditions in the Company’s operating areas;

•	competition from others in nutraceutical industry; and

•	other risks and uncertainties.

The Company is subject to extensive governmental regulation and taxation policies, the enforcement of which could adversely impact our business, financial condition and results of operations

We are subject to extensive gaming regulations and political and regulatory uncertainty. Regulatory authorities have broad powers with respect to the licensing of casino operations and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines and take other actions, any one of which could adversely impact our business, financial condition and results of operations. From time to time, individual jurisdictions have also considered legislation or referendums, such as bans on smoking in casinos and other entertainment and dining facilities, which could adversely impact our operations. The likelihood or outcome of similar legislation and referendums in the future cannot be predicted.

The casino entertainment industry represents a significant source of tax revenues to the various jurisdictions in which casinos operate. From time to time, legislators and officials have proposed changes in tax laws, or in the administration of such laws, including increases in tax rates, which would affect the industry. If adopted, such changes could adversely impact our business, financial condition and results of operations.

The development and construction of new hotels, casinos and gaming venues and the expansion of existing ones are susceptible to delays, cost overruns and other uncertainties, which could have an adverse effect on our business, financial condition and results of operations

We may decide to develop, construct and open new hotels, casinos and other gaming venues in response to opportunities that may arise. Future development projects and acquisitions may require significant capital commitments and could result in potentially dilutive issuances of equity securities, the incurrence of additional debt, guarantees of third party-debt, the incurrence of contingent liabilities and an increase in amortization expense related to intangible assets, which could have an adverse effect upon our business, financial condition and results of operations. The development and construction of new hotels, casinos and gaming venues and the expansion of existing ones are susceptible to various risks and uncertainties, such as:

•	the existence of acceptable market conditions and demand for the completed project;

•
general construction risks, including cost overruns, change orders and plan or specification modification, shortages of equipment, materials or skilled labor, labor disputes, unforeseen environmental, engineering or geological problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interferences;

•	changes and concessions required by governmental or regulatory authorities;

•	delays in obtaining, or inability to obtain, all licenses, permits and authorizations required to complete and/or operate the project; and

•	disruption of our existing operations and facilities.

Our failure to complete any new development or expansion project as planned, on schedule, within budget or in a manner that generates anticipated profits, could have an adverse effect on our business, financial condition and results of operations.

Servicing our indebtedness will require a significant amount of cash, and our ability to generate cash depends on many factors beyond our control

Our ability to make payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. An economic downturn in an economy in which we operate may adversely impact our business, results of operations and financial condition.

There can be no assurances that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

Acts of terrorism and war and natural disasters may negatively impact our future profits

Terrorist attacks and other acts of war or hostility have created many economic and political uncertainties. We cannot predict the extent to which terrorism, security alerts or war will continue to directly or indirectly impact our business and operating results. If any such event were to affect our properties, we would likely be adversely impacted.

In addition, natural disasters such as major fires, floods, hurricanes and earthquakes could also adversely impact our business and operating results. Such events could lead to the loss of use of our properties for an extended period of time and disrupt our ability to attract customers to our gaming facilities. If any such event were to affect our properties, we would likely be adversely impacted.

Work stoppages and other labor problems could negatively impact our future profits

A work stoppage at our casino properties could have an adverse effect on our business and results of operations.

Limited Operating History

Syzygy has a limited operating history or track record in the industry. This is the highest degree of risk possible and investors may lose all their money.

Possible Necessity for Additional Financing

Syzygy believes its existing resources may not be sufficient to attain the Company’s financial goals. Further, no assurance can be given as to how much additional working capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company or that such financing would not result in a substantial dilution of shareholder's interest.

Dependence Upon Management

The operations and financial success of the Company are significantly dependent on the managerial personnel of the Company. In the event that the management of the Company becomes unable or unwilling to continue to direct its operations, the Company could be adversely affected.

Management of the Company’s Growth

In light of management's views of the potential for future growth, the Company has adopted an aggressive growth plan that includes substantial investments in its sales and marketing, advertising, and investments in corporate infrastructure that will be required to support significant growth. This plan carries with it a number of risks, including a higher level of operating expenses, the difficulty of attracting and assimilating a large number of new employees, and the complexities associated with managing a larger and faster growing organization. Depending on the extent of future growth, the Company may experience a significant strain on its management, operational, manufacturing and financial resources. The failure of the Company's management team to effectively manage growth, should it continue to occur, could have a material adverse effect on the Company's financial condition and results of operations.

Our Business and Growth will Suffer if we are Unable to Retain Key Personnel

Syzygy depends on the services of its management. Growth and success for Syzygy is in good part dependent on management’s ability to retain key personnel already in place. These individuals are in high demand and the Company may not be able to retain the full time services of these individuals. In addition, the loss of the services of any senior management personnel could have a material adverse effect on the business, financial condition and operating results of the Company.

Uncertainty of Future Results

The Company has generated only limited revenue and no earnings to date, however, there can be no assurance that the Company will ever achieve a profitable level of operations or that profitability, if achieved, can be sustained on an ongoing basis. Accordingly, the Company has only limited operating history on which to base an evaluation of its business and prospects. The Company’s prospects must be considered in light of the risks, and uncertainties, expenses and difficulties frequently encountered by companies in the consulting industry, most of which are discussed below.

Limited Historical Basis for Management’s Financial Projections

Each member of the Company’s management has significant business experience, but none have previously been involved in the development of a business specifically similar to Syzygy. Accordingly, there is no basis other than the judgment of and assumptions made by Syzygy’s management on which to estimate the volume of sales and the amount of revenues that the Company’s planned operations may generate, or regarding other aspects of the planned operations of the Company.

Our Quarterly Financial results may Fluctuate Significantly

Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, some of which are outside our control. These factors include:

•	General economic and industry conditions;

•	Our ability to maintain a profitable business strategy and marketing plan;

•	The amount and timing of capital expenditures and other costs related to the expansion of our operations;

•	The influx of guests at our facilities due to seasonality;

•	General fluctuations in travel by our patrons;

•	Our ability to attract patrons to our facilities.

Due to any or all of these factors, our quarterly operating results may fall below market expectations. If this happens, the trading price of our common stock would likely decline, perhaps significantly.

We operate in a rapidly evolving market where rapid changes in customer demands occur frequently

We operate in industries that are subject to evolving industry standards, rapid technological changes and rapid changes in customer demands. These changes, individually or collectively, can adversely affect our business. If the demand for our products declines due to changes in technology, and we are unable to develop new products and services that successfully address market demand, our business will be adversely affected. In the event we keep pace with technological change, any delays in the development, introduction and marketing of nutraceutical products and services by us, or our suppliers, could have an adverse effect on our business.

We may lose customers if we are unable to maintain an attractive environment for our patrons

The revenue from our business model depends on our ability to maintain an attractive environment that caters to our customers and their needs. Our inability to achieve this, for whatever reason, could undermine confidence in our facilities and cause us to lose customers or make it more difficult to attract new customers.

Risks of Investing in Small Capitalization Companies

Syzygy is a company engaged in a highly competitive marketplace. The Company believes that certain small capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of small capitalization companies. In particular, small capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Lack of Liquidity

The Company’s common stock is currently quoted on the OTC Bulletin Board, but trades sporadically. As a result, the market for the common stock is limited. However, management expects to undertake steps that would create a public awareness for the Company’s stock and thus enhance the liquidity of the Company’s shares. However, there can be no assurance a meaningful trading market will develop. Syzygy makes no representation about the value of its common stock.

The trading price of the Company’s common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, announcements of new products by the Company or its competitors, general conditions in our industry, and other events or factors, many of which are beyond the Company’s control. In addition, the stock market has recently experienced extreme price and volume fluctuations which have affected the market price for many companies in industries similar or related to that of the Company, which have been unrelated to the operating performance of these companies. These market fluctuations may have a material adverse effect on the market price of the Company’s common stock if it ever becomes tradable.

Possible Lack of Dividends

Since its inception, Syzygy has not paid dividends on its common stock. In the event the Company is subject to the aforementioned risk factors, any potential common stock dividends could be directly affected. Additionally, the Company does not expect to pay any dividends on its common stock in the foreseeable future. (See “Dividends”).

Penny Stock Rules

If a security is quoted on a market other than a nationally recognized exchange or the NASDAQ Stock Market®, the trading in the Shares would most likely be subject to Penny Stock Rules set and enforced by the U. S. Securities and Exchange Commission (the “Commission”). The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Commission has adopted regulations under such Act, which defines penny stock generally to be any non-NASDAQ equity security that has a market price of less than $5.00 per share. The Commission’s definition of a penny stock is likely to apply to the Shares if and when the Shares becomes publicly listed. As such, the Shares would be subject to certain risks associated with trading in penny stocks. These risks include but are not limited to difficulty for investors in purchasing or disposing of shares, obtaining accurate bid and ask quotations, establishing the market value of the shares, and a lack of securities analyst coverage.

Unless exempt, for any transaction in a penny stock, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer’s duties to the customer, a toll-free telephone number for inquiries about the broker/dealer’s disciplinary history and the customer’s rights and remedies in case of fraud or abuse in the sale. Disclosure is also required with respect to commissions payable to both the broker/dealer and the registered representative and current quotations of securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Non-NASDAQ stocks would not be covered by the definition of penny stock for (i) issuers who have $500,000 in tangible assets ($15,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker/dealer.

Competition

The destination hotel/resort and gaming industries is highly competitive. The Company's principal competitors include a number of large nationally known businesses. Certain of the Company's principal competitors are much larger than the Company, have greater access to capital and may be better able to withstand volatile market conditions. In that regard, there can be no assurance that increased competition in the industry would not have a material adverse effect on the Company.

Risk of Limited Supply Sources

The Company believes that its continued success will depend upon the availability of raw materials that permit the Company to meet its labeling claims, quality control standards and desire for unique ingredients. In addition, the supply of herbal products is subject to the same risks normally associated with agricultural production, such as climactic conditions, insect infestations and availability of manual labor or equipment for harvesting. Any significant delay in or disruption of the supply of raw materials could substantially increase the cost of such materials, could require product reformulations, the qualification of new suppliers and repackaging and could result in a substantial reduction or termination by the Company of its sales of certain products, any of which could have a material adverse effect upon the Company.

Risks Associated with Implementation of Business Strategy

Implementation of the Company's business strategy is subject to risks and uncertainties, including certain factors that are within the Company's control and other factors that are outside of the Company's control. In addition, certain elements of the Company's business strategy, notably the acquisition of complementary businesses or product lines, could result in significant expenditures of cash and management resources.

Risks Associated with International Markets

The Company's continued growth is partially dependent in part upon its ability to expand its operations into new markets, including international markets. The Company may experience difficulty entering new international markets due to greater regulatory barriers, the necessity of adapting to new regulatory systems and problems related to entering new markets with different cultural bases and political systems. Operating in international markets exposes the Company to certain risks, including, among other things: (i) changes in or interpretations of foreign regulations that may limit the Company's ability to sell certain products or repatriate profits to the United States, (ii) exposure to currency fluctuations, (iii) the potential imposition of trade or foreign exchange restrictions or increased tariffs and (iv) political instability. As the Company continues to expand its international operations, these and other risks associated with international operations are likely to increase.

Item 2:	Financial information

SELECTED FINANCIAL DATA

The following table sets forth selected financial data as of and for each of the three fiscal years ended December 31, 2006, 2005 and 2004 and is derived from our audited financial statements. Fiscal years ended December 31, 2005 and 2004 include the separate results of Syzygy. The information for fiscal year 2006 includes the pro forma combined information of Rounders Ltd. and The Game International TCI, Ltd., which is included as Exhibit 99.2.

	2006	2005	2004

Revenues	$544,960	$231,810	$235,227
Expenses	3,026,541	243,128	238,231
Net loss from operations	(2,481,581)	(11,318)	(3,004)
Other, net	(2,508)	(194)	(120)
Net loss	(2,484,089)	(11,512)	(3,124)

Net loss per share, basic and diluted	$(0.07)	$(0.00)	$(0.00)

Weighted average shares outstanding	38,013,000	15,000,000	15,000,000

Balance sheet information:
Cash and cash equivalents	$374	$3,264	$747
Other current assets	403,368	42,828	49,567
Other assets	755,405	794	1,057
Total assets	1,159,147	46,886	51,371

Current liabilities	1,108,550	43,391	36,364
Stockholders' equity	50,597	3,495	15,007
Total liabilities and stockholders' equity	1,159,147	46,886	51,371

Common stock outstanding at end of
period	38,013,000	15,000,000	15,000,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s discussion and analysis of financial condition and results of operations will be updated in future quarterly and annual filings.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss arising from adverse changes in market rates and prices. We are primarily exposed to equity price risk. The following is a discussion of our equity price risk.

Market prices of common equity securities, in general, are subject to fluctuations, which could cause the amount to be realized upon sale or exercise of the instruments to differ significantly from the current reported value. The fluctuations may result from perceived changes in the underlying economic characteristics of our business, the relative price of alternative investments, general market conditions and supply and demand imbalances for a particular security.

Item 3:	Properties

Rounders Ltd opened “The Players’ Club”, an upmarket, licensed, gaming bar and slot parlor business on the growing tourist based island of Providenciales (known as “Provo”) in December of 2006. The property is subject to a five-year lease which requires a monthly rental of $11,000 for two years commencing August 1, 2006 and $13,000 for the final three years. The Company has an option for an additional five years at a rate which is the greater of $15,000 per month or the then current market rent for similar premises in a similar location.

Item 4:	Security ownership of certain beneficial owners and management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock before and after giving effect to the Offering, by (i) each person who is known to the Company to own beneficially more than five percent (5%) of the outstanding shares of the common stock of the Company, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name of		% Ownership
Beneficial Owner	No. Shares	Prior to Offering
Micheal Pruitt (1)
President	665,000	1.75%

Cornocopia, Ltd
5% or more	2,080,000	5.47%

Kojac TC, Ltd
10% or more	6,300,000	16.57%

All Officers and Directors
As a Group	665,000	1.75%

(1)	Mr. Pruitt’s holdings are held in the name of Avenel Financial Corp.

Item 5:	Directors and executive officers

SYZYGY ENTERTAINMENT LTD.

Michael Pruitt, President and Director

Michael Pruitt, a long-time entrepreneur with a proven track record, possesses the expertise to evaluate potential investments, form key relationships and recognize a strong management team.  Mr. Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments.  The business succeeded immediately, and in order to grow Avenel Financial Group to its full potential and better represent the company's ongoing business model, he formed Avenel Ventures, an innovative technology investment and business development company.  In the late 1980s, Mr. Pruitt owned Southern Cartridge, Inc., which he eventually sold to MicroMagnetic, Inc., where he continued working as Executive Vice President and a Board member until the company was sold to Carolina Ribbon in 1992.  From 1992 to 1996, Mr. Pruitt worked in a trucking firm where he was instrumental in increasing revenues from $6 million to $30 million.  The firm was sold in 1996 to Priority Freight Systems.  Between 1997 and 2000, Mr. Pruitt assisted several public and private companies in raising capital, recruiting management and preparing companies to go public or be sold.  He was the CEO, President and Chairman of the Board of OTV (formerly RCG Companies), a publicly traded holding company listed on the AMEX. Mr. Pruitt received a Bachelor of Arts degree from Coastal Carolina University in Conway, South Carolina, where he sits on the Board of Visitors of the Wall School of Business.  He is also Managing Director of Cain Capital Advisors.

ROUNDERS, LTD. & THE GAME INTERNTAIONAL TCI LTD.

Sean L Sullivan

Mr. Sullivan currently resides in Providenciales, Turks and Caicos with his wife and three children. He has lived there permanently for the last six years. Mr. Sullivan has had various business and real estate interests in Turks and Caicos over the last decade and made the decision to relocate the base of his business operations to Providenciales in August 2000.

From 2005 to present, Mr. Sullivan co-founded Rounders and The Game International with local partner, Mr. Rhynie Campbell to obtain the necessary licensure to develop various gaming assets. In September of 2005, The Game International hosted a world-class poker tournament featuring twenty five top professionals from around the world including the legendary Mr. Johnny Chan, 2006 WSOP winner Jamie Gold and 2001 WSOP winner Carlos Morteson. Rounders opened a first class electronic gaming facility in December, 2006 and the company plans to open several more locations in 2007 and 2008.

From 2004 to present, Mr. Sullivan co-founded TCI Global Investments LTD. as the Managing Director with four other partners. TCI Global is the only financial services company in the Turks and Caicos Islands to have two local Turks Islander partners. The company was formed to provide financing and investment banking services in the Turks and Caicos Islands as well as other jurisdictions around the world.

Mr. Sullivan joined Temple Securities, Ltd in 2001 to oversee the management of High Net Worth client accounts. While at Temple, Mr. Sullivan developed several proprietary programs for the financing and funding of various real estate development and business projects. In 2002, Mr. Sullivan formed Marlin International Venture Capital as the Managing Director. In his role as director of Marlin, Mr. Sullivan assembled a consortium of investors that acquired a controlling stake in VEM AktienBank, a leading investment Bank located in Munich, Germany. This strategic acquisition was made for the purpose of bringing US companies to Europe for a proprietary program of financing for US public companies through the sale of Regulation “S” securities into foreign markets. VEM went public in 2004 and is currently one of the top investment Banks in Germany as ranked by the Deutche-Borse. Mr. Sullivan successfully negotiated the purchase of the controlling block of shares from “Value Management Resources” (a leading money management firm in Frankfurt, Germany) and raised all of the funds required for the purchase through his client network.

Mr. Sullivan co-founded Apollo Development Corp. with one other partner in 2004 and is currently a board member of this Turks and Caicos Company. Apollo has acquired four acres of beachfront property in the Turks and Caicos Islands and is the first development company in Turks and Caicos to bring a major US hotel company to Providenciales. Mr. Sullivan has raised all of the equity financing required for this project and has negotiated all of the debt needed for the completion of this development.

Mr. Sullivan raised in excess of US $10,000,000 for a startup video gaming company based in Los Angeles CA. He currently sits on the board of directors for this company. The company has grown its subscriber base to over 1.3 million in the past four years and is engaged by a major investment bank that is currently putting together a private placement to raise money for the company at a valuation in excess of US $50,000,000.00.

Mr. Sullivan has raised over US $17,000,000 for a leading military vehicle manufacturer in Charleston, South Carolina. Mr. Sullivan helped finance the companies development from a small company operating out of a 30,000 square foot facility, building prototype vehicles one at a time, into a major defense contractor operating out of a new 220,000 square foot facility with contracts from the US Army and the British Ministry of Defense.

Rhynie Campbell

Mr. Rhynie Campbell, a native of the Turks and Caicos Islands, has been playing poker for the more than 12 years. He was listed as a professional after winning a $100,000 EPT tournament in London late 2005. Since then Mr. Campbell has participated in several World Poker Tournaments, including coming in 55th in the latest tournament at the Bellagio Hotel in Las Vegas, NV. Mr. Campbell is the Co-founder of the Johnny Chan TCI Invitational Poker Tournament where he came in sixth during last years final.

Item 6:	Executive compensation

Executives of Rounders have not received compensation during the initial start-up phase of the business.

Item 7:	Certain relationships and related transactions, and director independence

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The officers and directors of Syzygy may be involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between Syzygy and their other business interests. Syzygy has not formulated a policy for the resolution of such conflicts.

DIRECTOR INDEPENDENCE

Mr. Pruitt is our President and Chief Executive Officer and is currently our only Director.

Item 8:	Legal proceedings

Currently there are no material legal proceedings against Syzygy, nor is Syzygy aware of any potential claims that could lead to legal proceedings.

Item 9:	Market price of and dividends on the Registrant’s common equity and related stockholder matters

MARKET INFORMATION

Market information is included in our Form 10-KSB for the year ended December 31, 2006, which was filed on January 25, 2007.

HOLDERS

As of January 19, 2007, there were approximately 33 shareholder of record of our common stock.

DIVIDENDS

The Company has paid no cash dividends to date and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company intends to retain its earnings, if any, to finance the expansion of its business, to make additional investments and/or acquisitions and for other general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other factors, the Company’s earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other considerations the Board of Directors deems relevant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

None.

Item 10:	Recent sales of unregistered securities

None.

Item 11:	Description of Registrant’s securities to be registered

The Company is authorized to issue 200,000,000 shares of Common Stock, par value $.001 and 10,000,000 shares of Preferred Stock, par value $.001. The holders of Common Stock (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of Common Stock, on all matters which stockholders may vote on at all meetings of Shareholders; and (v) the holders of Common Stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors. As of March 31, 2007, there are 38,013,000 shares of Common Stock outstanding.

Item 12:	Indemnification of directors and officers

The Articles of Incorporation of the Company provide that no director or officer of the Company shall be directly liable for damages incurred in connection with legal proceedings brought about by reason of being an officer or director if the person is not ultimately adjudged liable for negligence or misconduct in the action.

The Nevada Revised Statutes contain provisions relating to indemnification of officers and directors. Generally, this section provides that a corporation may indemnify any person who was or is a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, except an action by or in right of the corporation by reason of the fact that he was a director, officer, employee or agent of the corporation. It must be shown that he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to the corporation.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers and controlling persons of the Company, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will by governed by the final adjudication of such issue.

Item 13:	Financial statements and supplementary data

Financial statements of the acquired companies are included in Exhibit 99.1 herein.

Item 14:	Changes in and disagreements with accountants on accounting and financial disclosure

None.

Item 15:	Financial Statements and exhibits

The following documents are filed as a part of this report:

1.	Financial statements - The following financial statements of Rounders Ltd. and The Game International TCI, Ltd. are contained in Exhibit 99.1:

•	Report of independent registered public accounting firm

•	Combined balance sheet at December 31, 2006

•	Combined statement of operations from inception, April 4, 2006, through December 31, 2006

•	Combined statement of stockholders’ equity from inception, April 4, 2006, through December 31, 2006

•	Combined statement of cash flows from inception, April 4, 2006, through December 31, 2006

•	Notes to financial statements

2.	Financial statement schedule were omitted, as they are not required or are not applicable, or the required information is included in the financial statements.

3.
Exhibits - The following exhibits are filed with this report or are incorporated herein by reference to a prior filing, in accordance with Rule 12b-32 under the Securities Exchange Act of 1934, which are in addition to exhibits previously filed by the Company pursuant to the Securities Exchange Act of 1934.

Exhibit     Description

See Exhibit Index at page 2 and 3 herein.